UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                    --------
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 12, 2002

                       DIGITAL COURIER TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

                           Delaware 0-20771 87-0461586
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          (State or other jurisdiction of (Commission (I.R.S. Employer incorporation or organization) File Number) Identification Number)


           348 East 6400 South, Suite 220, Salt Lake City, Utah 84107
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (801) 266-5390
                                 --------------
                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)



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Item 1.   Change in Control of Registrant.

         On March 18, 2002, Mr. Don Marshall and the Company entered into Amendment No. 1 to Settlement and Release Agreement (the "Amendment Agreement"), which amended and supplemented that certain Settlement Agreement (the "Settlement Agreement") by and between Mr. Marshall and the Company, dated as of October 16, 2001. Under the Amendment Agreement, the Company agreed to pay Mr. Marshall a total of $800,000 in twice monthly payments starting in May 2002. The Amendment Agreement further provided that an "Event of Default" would occur if the Company failed to make any payment within three business days after its due date, and such failure continued for a period of three business days after Mr. Marshall provided written notification to the Company of such failure. The Company failed to pay Mr. Marshall as required on May 5, May 20 and June 5, 2002. Mr. Marshall provided written notice as required by the Amendment Agreement on June 19, 2002, and the Company failed to cure such default with the time allowed. On June 25, 2002, therefore, an Event of Default occurred.

         The Amendment Agreement further provided that, upon the occurrence of an Event of Default, the outstanding principal amount payable by the Company to Mr. Marshall would begin accruing interest at a default rate of 1.5% per month until paid in full, and that the then outstanding principal amount payable, plus any accrued interest thereon, would be convertible into shares of the Company's common stock at the lower of (i) $0.07 per share; or (ii) the average closing bid price of the Company's common stock during the 20 trading days immediately preceding the date of conversion. Such conversion may occur at any time after an Event of Default.

         On July 8, 2002, Mr. Marshall notified the Company that he had converted a total of $525,569.52 of the outstanding cash amount under the Amendment Agreement into 29,946,981 shares of the Company's common stock.

         On July 12, 2002, Mr. Marshall received a proxy to vote 1,800,000 shares of the Company's common stock owned of record by Amathus Holdings, Ltd. on all matters coming before the stockholders of the Company for a period of three years from the date of the proxy.

         From and after July 12, 2002, Mr. Marshall acted to substantially restructure the Company's board of directors and management.

         Subsequently, in connection with the preparation of its Annual Report on Form 10-K for the fiscal year ended June 30, 2002, and the issuance to Mr. Marshall of a certificate representing the shares obtained upon his conversion, the Company was notified by its transfer agent that the Company had understated the actual number of issued and outstanding shares of common stock as of July 8, 2002, and the actual number of shares issued and outstanding was not 45,053,019, as reported in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2002, but was 46,051,572. Thus, and notwithstanding his attempt to convert as described above and receive 29,946,981 shares, and in light of limitations on its authorized capital, the Company was able to issue to Mr. Marshall only 28,948,428 shares.

         Thus, and accounting for the conversion and the proxy described above, together with his prior ownership of the Company's common stock, either individually or through an entity controlled by him, Mr. Marshall acquired control of approximately 49.9% of the voting common shares of the Company's common stock presently issued and outstanding.
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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 2, 2002

                       DIGITAL COURIER TECHNOLOGIES, INC.




                                         By:  /s/ Lynn J. Langford
                                              ------------------------
                                                  Lynn J. Langford
                                                  Chief Financial Officer

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